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Exhibit 10.10

Resale Agreement

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Agreement Details
Reseller Details
Reseller Name	VISTULA LIMITED	("Reseller")
Registered Number	04523170
Address for Notices	40 PORTMAN SQUARE, LONDON, W1
Reseller Billing Address	AS ABOVE
Contact Person	ADAM BISHOP	Fax	020 7487 4001
Telstra Details
	TELSTRA EUROPE LIMITED	("Telstra")
Registered Number	3830643
Address for Notices	MANAGING DIRECTOR, TELSTRA EUROPE LIMITED 7TH FLOOR, 3 FINSBURY SQUARE, LONDON EC2A 1AE
Contact Person	Tel	+44 (0)207 858 8800
	Fax	+44 (0)207 858 8801
Other Details
Start Date	4TH SEPTEMBER 2003

    (Note: The Service Start Date(s) are specified in Service Order Forms).

Acceptance by Telstra

Executed for Telstra Europe Limited by its authorised representative. By signing, the signatory confirms that he/she has authority to sign this Agreement on Telstra's behalf.

Signature	/s/ Dave Thorne	Date	4/9/03
Print Name	Dave Thorne	Position	Regional Director

Acceptance by Reseller

Executed for the Reseller by its authorised representative. By signing, the signatory confirms that he/she has authority to sign this Agreement on this Reseller's behalf.

Signature	/s/ Adam Bishop	Date	4/9/03
Print Name	Adam Bishop	Position	Director

Master Services Agreement (UK)

Agreement Terms

        Capitalised terms are defined in the Agreement Details at the front of this Agreement, in a Service Order Form or in the Definitions in clause 12.

1      This Agreement

Structure of this Agreement

1.1
This Agreement is made up of:

(a)
Service Order Forms including any attachments; and

(b)
these Agreement Terms (including the Agreement Details and the Annexes hereto);

Precedence

1.2
If there is an inconsistency between the parts of this Agreement, the document listed earlier in clause 1.1 prevails to the extent of the inconsistency.

Variations

1.3
This Agreement may be varied in writing between the Reseller and Telstra (including by agreeing to add additional Service Order Forms to the Agreement after the Start Date).

2      Services

2.1
Telstra agrees to supply the Reseller on the terms and conditions set out in this Resale Agreement together with any Special Conditions agreed in relation to a particular Service or set out in a Service Order Form.

2.2
Telstra's obligation to supply a Service shall commence when the relevant Service Order Form has been duly executed by both parties. Telstra shall endeavour to provide Service in a timely manner and in accordance with any timescales indicated but shall not have any liability for any delay or failure to provide Service.

2.3
Telstra shall use its reasonable endeavours to provide continuity of Service, but the Reseller acknowledges that Telstra cannot guarantee a fault-free Service.

2.4
Telstra shall provide the Service with the standard of care expected of a competent telecommunications operator.

2.5
For the avoidance of doubt, it is acknowledged that the Reseller is not Telstra's exclusive reseller of Services and that Telstra is at all times free to enter into contracts relating to the provision of Services with such other third parties as it sees fit.

3      Maintenance and Faults

3.1
Telstra shall maintain the Service in an appropriate manner. In the event that any routine maintenance is likely to cause any impairment or suspension of the Service, Telstra shall give the Reseller reasonable notice of such maintenance.

3.2
Where a fault or impairment occurs to the Service, Telstra shall use its reasonable endeavours to repair such fault or impairment as quickly as possible, once the fault or impairment has been brought to Telstra's attention.

3.3
Where any fault or impairment is caused by the Reseller, Telstra may levy a reasonable charge for restoring the Service.

3.4
Telstra may suspend Service: for maintenance purposes if the Reseller has breached any of the terms of this Agreement, including, without limitation, the obligation to pay any sums due, if Telstra is ordered to do so by any competent authority; or because of safety considerations.

4      Charges, Payments and Revenue Share

4.1
The tariff for the Service is set out in the relevant Service Order Form or Price List or Annexes to this Agreement.

4.2
Unless otherwise stated, any rental or recurring charges (in particular, direct access circuits) are invoiced monthly in advance and call charges and any ad-hoc maintenance or similar charges are invoiced monthly in arrears. Unless otherwise stated, payment terms are 30 days from the date of receipt of invoice. In respect of any late payments, Telstra may levy interest on late payment at a rate equal to 4% above the base lending rate of Barclays Bank plc as published from time to time. Interest may be compounded on a daily basis.

4.3
Unless otherwise agreed, charges shall be paid by direct debit into Telstra's bank account as notified to the Customer from time to time. Time shall be of the essence in respect of such payments and payment will be deemed to have been made which cleared funds are available in Telstra's bank account.

4.4
In the event of any dispute by the Reseller of the Charges, the Reseller must dispute the amount charged in writing within 21 days of receipt of the invoice. If the amount in dispute is less than 5% of the total invoice the invoice shall be paid in full. If the amount disputed exceeds 5%, the Reseller shall pay Telstra the undisputed amount and the payment of the balance to be settled in accordance with Clause 13.

4.5
Telstra may require a deposit or other security for payment of bills. Telstra may impose a Credit Limit as set out in Annex 1. In the event that Telstra reasonably expects the Reseller to exceed such Credit Limit within 7 days, Telstra may demand an immediate payment (whether or not invoices have been issued) of an amount such that there is at least the equivalent of 14 days before the Credit Limit will be exceeded. In the event that such payment is not made, Telstra may suspend service forthwith.

4.6
Charging will begin on the date on which the Service becomes operational. Charges will be based on Telstra's records.

4.7
Sums due hereunder shall be due whether or not the Reseller has received payment from its Customers and any dispute between the Reseller and a Customer shall be solely a matter for the Reseller. Any fraud or other improper use of the Service by any Customer of third party shall not relieve the Reseller of its payment obligations hereunder.

4.8
In relation to any Services hereunder, in addition to the Charges set out in the relevant price list, Telstra shall be entitled to make a charge in respect of payphone access levy charged to Telstra by its suppliers.

4.9
VAT or other applicable sales tax will be added to the invoice at the prevailing rate from time to time.

4.10
In the event of any non-payment of any undisputed amount in the timescales set out in this Clause, Telstra may on 3 Business Day's notice suspend all or part of the Service.

4.11
Where a rebate is due to the Reseller in relation to non-geographic number services, as soon as practicable following the end of each billing period, Telstra will supply the Reseller with a monthly statement to enable the Reseller to issue an invoice. Such invoices will be paid by Telstra within 30 days of date of receipt by Telstra of such invoice.

4.12
Telstra may increase its rates to the Reseller on not less than 30 written days' notice. Telstra may decrease its rates at any time by written notice.

5      Provision of Information

5.1
The Reseller and Telstra agree to promptly supply the other upon reasonable request with all information and assistance which may be reasonably be required to enable the other to perform their respective obligations hereunder.

5.2
Telstra shall provide the Reseller with daily rated CDRs for the use of the Services by the Reseller. The CDRs will be posted to a File Transfer Protocol site made available to the Reseller using a secure access system. Telstra will endeavour to post the CDRs for the previous 24 hour period (being 00.00 to 23.59 hours) by 5pm on the following Business Day.

6      Operational Matters

6.1
Telstra may from time to time, at the Reseller's request, reserve numbers (including in particular, non-geographic numbers) for the Reseller to supply to their Customers. Telstra may, on two weeks' notice to the Reseller, reclaim any numbers so allocated that have not been used by the Reseller or its customers or which have been used, but have not been used for a period of two months.

6.2
Telstra may delete from its system details of any customers of the Reseller who have not used the Service for a period exceeding three months.

7      Liability

7.1
Each party's liability to the other shall be limited to £500,000 for any event or series of connected events or £1,000,000 in any twelve (12) month period. This limitation shall not apply to any obligation to pay for Services provided or to be provided hereunder.

7.2
Neither party shall have any liability to the other in contract, tort, including negligence or breach of statutory duty) or otherwise for loss of revenue, profits, anticipated savings, business or otherwise for consequential or indirect loss save that the Reseller shall indemnify and keep indemnified Telstra full indemnified against any such claims brought by a Reseller, together with all associated costs and expenses.

7.3
All conditions, warranties, terms, undertakings and obligations implied by statute, common law, trade usage or otherwise and all liabilities (if any) of Telstra arising therefore are hereby wholly excluded.

7.4
Nothing shall serve to limit Telstra's liability in respect of death or personal injury.

7.5
The provisions of this Clause 7 shall continue to apply notwithstanding termination of this Agreement.

8      Term and Termination

8.1
This Agreement shall continue from the date of execution until one month after the date on which no further Services are being supplied under this Agreement.

8.2
Either party may terminate a Service on 30 day's notice (or such other period as set out in a Service Order Form), not to expire prior to the expiry of any minimum term set out in the relevant Service Order Form.

8.3
Where Services are being supplied to directly connected Customers, the Reseller may only terminate the Agreement on payment to Telstra of a sum to reimburse all of Telstra's remaining obligations to pay third parties for the provision of such direct connections.

8.4
On termination, for whatever reason, the Reseller shall forthwith pay Telstra all sums due for Services supplied up to the date of termination.

8.5
Either party may terminate the provision of a Service in the event of a material breach of the terms of this Agreement relating to the provision of such Service, such breach being capable of remedy) by the other party, which breach remains unremedied 14 days after notice has been given of such breach.

8.6
Either party may terminate the provision of a Service forthwith in the event of a material breach of the terms of this Agreement relating to the provision of such Service, where such breach is incapable of remedy.

8.7
Any termination of this Agreement will be without prejudice to the accrued rights of the parties up to the date of termination and to the continuation in force of all provisions of this Agreement which expressly or implicitly survive such termination.

9      Obligations of the Reseller relating to the Services

9.1
The Reseller:

(a)
must ensure that all equipment connected to the Services by, or on behalf of the Reseller is technically compatible with the relevant Service(s) and that both its' Premises and equipment comply with all relevant regulatory conditions (including any applicable legislation);

(b)
must ensure that all equipment connected to the Services complies with and is used in accordance with all reasonable procedures (including security and safety procedures) and possesses all approvals, necessary to allow it to be connected to the Services;

(c)
shall obtain all necessary permissions and consents from third parties necessary for the provision of Services to its Customers;

(d)
must not alter, tamper, reverse engineer, repair or attempt to repair the Services or cause, or allow, a third party including its Customers to do any of these acts;

(e)
is solely responsible for selecting, supplying and maintaining its own facilities and equipment and the purpose(s) for which it acquires and uses the Services;

(f)
is solely responsible for the content and security of any data or information which it sends or receives using the Services and warrants that it, and its employees, contractors and agents will not use the Services for any purpose that may be unlawful, illegal or defamatory.

9.2
The Reseller shall be permitted to allow third party use of the Services provided that:

(a)
The Reseller shall be responsible and remain responsible for ensuring that any such third parties (including its Customers) complies with the Reseller's obligations under this Agreement 9so far as applicable);

(b)
Telstra's obligations under this Agreement shall be solely to the Reseller and the Reseller agrees to indemnify and keep indemnified and hold harmless Telstra against all liabilities, claims and costs (including legal costs) arising from any and all claims by any such third party in connection with the Services, regardless of the cause of action.

(c)
The Reseller shall be liable to Telstra for any acts and omissions of third parties relating to the use of the Services.

10    Sales and Marketing

10.1
The Reseller shall not at any time make and statement or representations to third parties with regard to Telstra or in any way hold itself out as acting on behalf of Telstra.

10.2
The Reseller shall not use Telstra's name or any trademarks or service marks without the prior written consent of Telstra.

10.3
The Reseller shall provide to Telstra the Reseller's current terms and conditions of business with its Customers in relation to the Services and in the event of any changes to such terms and conditions shall provide Telstra a copy of such amended terms and conditions promptly of such amendment. Telstra may at any time require the Reseller to amend its terms and conditions to ensure that they comply with this Agreement.

10.4
The Reseller shall notify Telstra promptly of any Customer enquiries and issues relating to operational or technical matters.

10.5
The Reseller shall be responsible for all sales and marketing activities relating to its customer base and the Reseller will provide Telstra with sales forecasts at monthly intervals forecasting on a regular basis for the next six months:

(a)
The number of expected Customers;

(b)
The estimated average minutes per Customer internationally, nationally and to UK mobiles;

(c)
any other information reasonably requested from time to time

10.6
The Reseller acknowledges and agrees that Telstra will use the sales forecasts supplied in accordance with Clause 10.5 above to forecast the amount of switch and network capacity required to provide the Services. Telstra shall not be responsible for any failure to supply Services to the Reseller due to a lack of switch and network capacity because of a failure by the Reseller to provide accurate sales forecasts.

11    Suspension or Cancellation of Services

11.1
Telstra may without notice suspend, limit or cancel the provision of Services to the Reseller at any time:

(a)
in the event of an emergency or whenever Telstra considers it necessary or reasonable in order to provide resources to emergency and other essential services;

(b)
if the supply of a Service is or is to become unlawful;

(c)
if in the opinion of Telstra the provision of a Service or continued provision of a Service is liable to cause death or personal injury or damage to property;

(d)
if Regulatory Restrictions apply to the supply and/ or the use of a Service;

(e)
the Reseller's use of a Service interferes with the efficiency of Telstra's, or a Service Provider's, network and Reseller fails to rectify the situation; or

11.2
Telstra may suspend, limit or cancel the provision of a Service at any time by notice to the Reseller:

(a)
if the Reseller defaults in the due payment of any charges for a Service as set out in Clause 4.10;

(b)
if a Service Provider ceases to supply, or gives Telstra notice of its intention to cease to supply, services necessary for Telstra to supply a Service to the Reseller;

  (c)
  if a third party holding an encumbrance takes possession of the whole or a substantial part of the undertaking or property of the Reseller or the Reseller becomes unable to pay its debts when they are due or enters into, or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors generally.

11.3
Where provision of a Service has been suspended under clause 11.2(a), re-supply may be subject to the payment by the Reseller of a re-supply charge which will be advised to the Reseller by Telstra prior to the Service being re-supplied.

11.4
If Telstra cancels a Service, it may enter remove any Facility belonging to Telstra connected with that Service. If Telstra is unable to gain access to the Premises it may recover the value of the Facility from the Reseller as a debt due to Telstra.

12    Confidentiality

Confidential Information

12.1
The Reseller and Telstra must treat as confidential information:

(a)
the provisions of this Agreement; and

(b)
all information provided by the other party under this Agreement, including without limitation in the case of the Reseller, Telstra's invoices.

Disclosure

12.2
A party must not disclose the other party's confidential information to any person except:

(a)
to employees (which for Telstra includes its' sub-contractors) on a 'need-to-know' basis provided those persons first agree to observe the confidentiality of the information;

(b)
to legal and financial advisers;

(c)
with the other party's prior written consent;

(d)
if required by law or the rules of any relevant any stock exchange; or

(e)
if it is in the public domain.

12.3
Nothing in the Agreement shall prevent Telstra disclosing any of the Reseller's confidential information to a Service Provider's employees, sub-contractors, advisers and other consultants on a 'need to know' basis provided those persons are aware of the confidential nature of the information.

13    Dispute Resolution

13.1
The parties agree to use best endeavours to resolve in good faith:

(a)
a dispute about an invoice or the performance of a Service; or

(b)
any claim arising under a domestic or international law, connected to this Agreement. Each party must follow the procedures in this clause 13 before starting arbitration or court proceedings (except for urgent injunctive or declaratory relief).

13.2
If a dispute or claim arises between the parties that cannot be resolved promptly between the Telstra contact person and the Reseller's contact person, either party may notify the other party of a formal dispute. in which case each party shall nominate e a senior executive to meet within 7 days of such nomination (or another agreed period) to resolve the dispute.

14    General

Entire Agreement

14.1
This Agreement constitutes the entire Agreement about the Services between the Reseller and Telstra.

Governing law

14.2
This Agreement is governed by the law England. The Reseller and Telstra submit to the non exclusive jurisdiction of the courts of England.

Interpretation

14.3
In this Agreement:

(a)
a reference to this Agreement includes all its parts described in clause 1.1, and includes any amendment to or replacement of them;

(b)
a reference to a statute, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)
the singular includes the plural, and vice versa;

(d)
"includes", "including", "for example", "such as" and similar terms are not used, and are not to be interpreted as, words of limitation;

(e)
unless otherwise indicated, a reference to a day is to a calendar day.

Notices

14.4
All notices, approvals consents and other communications must be in writing and sent to the addresses or fax numbers for notices specified in the Agreement Details. Notices must not be sent by email unless otherwise provided in this Agreement.

14.5
Notices sent

(a)
by hand are deemed to be received when delivered;

(b)
by post to an address in the UK are deemed to be received by the third Business Day after posting;

(c)
by post to an address outside the UK are deemed to be received by the seventh Business Day after posting;

(d)
by fax are deemed to be received when the sender's fax machine issues a successful transmission report.

Severability

14.6
If any clause or part of any clause is held by the court to be invalid or unenforceable, that clause or part of a clause is to be regarded as having been deleted from this Agreement and this Agreement otherwise remains in full force and effect.

Waiver of rights

14.7
A condition of this Agreement, or a right created by it, may only be waived by a party by giving notice.

14.8
A waiver of a breach of this Agreement does not waive any other breach.

Warranties

14.9
The Reseller and Telstra each warrant to the other that entering into and performing its obligations under this Agreement does not breach any of its contractual obligations to any other person.

14.10
The Reseller warrants that it has not relied on any representations or warranties by Telstra other than those in this Agreement.

Assignment

14.11
Telstra may assign its rights under this Agreement.

Force majeure

14.12
Neither party is liable for not performing an obligation in whole or in part, or for not performing it on time (except an obligation to pay money), because of an event beyond that party's reasonable control.

14.13
If an event beyond a party's reasonable control occurs, that party must:

(a)
give the other party notice of the event promptly and an estimate of the non-performance and delay;

(b)
take all reasonable steps to overcome the effects of the event (but this does not require the settlement of industrial disputes or other claims on unreasonable terms); and

(c)
resume compliance as soon as practicable after the event no longer affects either party.

15    Definitions

  Business Day—means any day other than a Saturday, Sunday or recognised public holiday in England and Wales.

  Reseller—the individual, company or body named in the Agreement Details and includes successors and permitted assigns.

  Facility—includes any line, equipment, tower, mast, antenna, tunnel, hole, pit or pole used in connection with a Service.

  Initial Period—for a Service means the initial period set out in the relevant Service Details of a Service Schedule for that Service.

  Regulatory Restriction—means

  (a)
  legal or regulatory restrictions;

  (b)
  restrictions due to domestic or foreign government policy;

  (c)
  other restrictions imposed on telecommunication operators in relation to providing telecommunication services (including, without limitation, licensing requirements and restrictions relating to reselling services), which operate such that the Agreement or any action taken or required to be taken in accordance with the Agreement, including without limitation the provision of the Global Services to the Reseller, contravenes or may contravene any provision of any applicable law in force in the jurisdiction where the Global Services are being used or the Global Services are being supplied or used.

  Service Provider—means a service provider from whom Telstra acquires any Service for the purpose of reselling the Service to the Reseller.

  Service Order Form—the Schedules to this Agreement for the Services that the Reseller has agreed to acquire under this Agreement.

  Service Start Date—means the date set out in each relevant Service Schedule on which the Service Term for Services to which the Service Order Form relates will commence.

  Service Term—means the Initial Period set out in the relevant Service Order Form and any renewal period, for that Service.

  [LOGO]

SERVICE ORDER FORM

Resale Agreement

Switched Voice

1.     Reseller Details

Name:	VISTULA LIMITED		("Reseller")
Master Services Agreement No.			Dated 4th September 2003
Contact Person	ADAM BISHOP	Tel	020 7487 4800
	ABISHOP@VISTULA.COM	Fax	020 7487 4001

2.     Proposed Start Date

        12th September 2003

3.     Minimum Term

        1 years from the date on which the Service commences ("the Service Commencement Date").

4.     Service

        The ability for the reseller's to make calls to UK mobile phones.

5.     Price

        Call Charges

Provider	std	econ	w/e
O2	16.00	12.00	3.50
T-Mobile	16.00	12.00	2.75
Orange	16.00	12.00	4.50
Vodafone	16.00	12.00	1.85

        Circuit Charges

Installation:	£2,100
Monthly Rental:	£3,500
6.
Special Terms and Conditions (which, in the event of any inconsistency, shall supersede the terms and conditions set out in the Resale Agreement)

A.
21 circuits shall be supplied by Telstra to connect Telstra's system to the Reseller's system in Telehouse East.

B.
In the event of early termination of the Service supplied under this Service Order for whatever reason, the Reseller shall be obliged to pay a sum equal to the monthly rental multiplied by the number of months until the next anniversary of the Service Commencement Date, provided that Telstra shall use its reasonable endeavours to reallocate such circuits and thereby reduce this sum.

C.
Payment terms for call charges are strictly seven days from date of invoice. In the event of any delay in the receipt of sums, for whatever reason, Telstra may forthwith suspend service.

D.
Payments for monthly rental for circuit charges are billable monthly in advance and payable on 30 days' notice. Installation charges are billable immediately on the Service Commencement Date and payable within 30 days. In the event of any delay in the receipt of sums, for whatever reason, Telstra may forthwith suspend service.

E.
Provision of the service is subject to receipt by Telstra of a satisfactory letter of credit from the Reseller's bankers in an amount of not less than £100,000. This amount is calculated on the basis that it is anticipated that the amount of credit extended to the Reseller over any period of 14 days shall not exceed this amount, on the basis of anticipated 5,000,000 minutes of weekend traffic. In the event that, for whatever reason, Telstra reasonably believes that such amount will be exceeded, it may request a letter of credit for an increased amount, or other reasonable security. In the event of failure to supply such satisfactory additional security, Telstra may suspend service forthwith.

F.
Notwithstanding the provision of Clause 4.10 of the Reseller Agreement, Telstra may increase its call charges on not less than 7 days' notice.

G.
To ensure service quality for Telstra's other customers, the Reseller confirms that at peak times (expected to be weekends) no more than 40% of the traffic conveyed shall be to any one mobile operator. If the traffic sent exceeds this percentage, Telstra may suspend service.

Acceptance By Telstra

        Executed for Telstra Europe Limited by its authorized representative. By signing, the signatory confirms that he/she has authority to sign this Agreement on Telstra's behalf.

Signature	/s/ DAVE THORNE	Date	4/9/03
Print Name	Dave Thorne	Position	Regional Director

Acceptance by Reseller

        Executed for the Reseller by its authorized representative. By signing, the signatory confirms that he/she has authority to sign this Agreement on this Reseller's behalf.

Signature	/s/ ADAM BISHOP	Date	4/9/03
Print Name	Adam Bishop	Position	Director

        WHEN EXECUTED BY BOTH PARTIES THIS SERVICE ORDER FORM SHALL FORM PART OF THE RESELLER AGREEMENT REFERRED TO ABOVE.

QuickLinks

  Exhibit 10.10
Resale Agreement
Master Services Agreement (UK)
Agreement Terms